Exhibit 99.1
FOR IMMEDIATE RELEASE
RECORD RESULTS FOR PREMIER EXHIBITIONS’
SECOND QUARTER AND SIX-MONTH FINANCIALS
Operating Results:

For the Quarter:	For the Six-Months:

• $16.1 million in revenue	• $27.5 million in revenue
• $8.3 million in income before taxes	• $13.7 million in income before taxes
• $5.5 million in net income	• $8.8 million in net income
• $0.19 and $0.17 basic and diluted EPS	• $0.30 and $0.27 basic and diluted EPS
• $5.3 million in cash provided by operating activities	• $10.5 million in cash provided by operating activities
Financial Position:
•  $25.6 million in cash and marketable securities
•  $32.0 million in working capital
•  $50.3 million in total assets
•  $0 debt
•  $45.6 million in shareholders’ equity
     Atlanta, GA, October 10, 2007 - Premier Exhibitions, Inc. (NASDAQ: PRXI) today announced both financial results for its second quarter and six months ended August 31, 2007. The consummation of a new revolving credit facility with Bank of America was also announced.
     Financial Results for the Quarter and Six Months Ended August 31, 2007.
     Premier Exhibitions posted record revenue of $16.1 million and a record net quarterly profit of $5.5 million, or $0.17 per diluted share during the quarter ended August 31, 2007. These results compare to revenue of $6.3 million and a net quarterly profit of $1.3 million, or $0.04 per diluted share, in the same quarter a year ago. This represents a 157%, 317%, and 325% increase in quarterly year-over-year revenue, net profit, and diluted earnings per share, respectively. For the six-months ended August 31, 2007, Premier Exhibitions posted record revenue of $27.5 million and record net profit of $8.8 million, or $0.27 per diluted share. These results compare to revenue of $12.1 million and a profit of $2.4 million, or $0.08 per diluted share, in the same six-month period a year ago. This represents a 127%, 268%, and 238% increase in the six month year-over-year revenue, net profit, and diluted earnings per share, respectively.
     “I am delighted to join Premier in a time of tremendous growth,” said Bruce Eskowitz, Premier Exhibitions’ new President and Chief Executive Officer. Mr. Eskowitz added, “I believe the exhibition business is an under exploited area of the live entertainment business which has tremendous opportunities for immediate global expansion.”
     New $15,000,000 Revolving Credit Facility
     Also on October 10, 2007, Premier Exhibitions announced that it has consummated a new one year $15,000,000 credit facility with Bank of America, which facility includes a $5,000,000 sub-limit for the issuance of standby letters of credit. During the term of the credit facility, Premier Exhibitions may request that the bank increase its credit limit to $25,000,000. Amounts outstanding under the facility will bear interest at the greater of the bank’s prime rate or the federal funds rate, in either case plus a margin, or at the LIBOR rate plus a margin. Interest payments under the facility must be made not less frequently than quarterly. Upon its termination, Premier may request that the bank convert all amounts then outstanding under the facility into a three year term loan. In the event that the bank consents to such conversion, Premier Exhibitions will be required to amortize the then-outstanding borrowings and make quarterly payments of principal and interest. The facility is secured by all of Premier Exhibitions’ assets, including Premier Exhibitions’ equity interests in its subsidiaries, and is also guaranteed by its subsidiaries.
Earnings Conference Call
     Premier Exhibitions will host a conference call to discuss the quarterly results on Thursday, October 11, 2007 at 9:00 a.m. (EST). Investors in the U.S. can access the call by dialing 1-877-718-5092 and international callers may dial 00-1-719-325-4753. A transcript of the conference call will be made available on the Company’s website: www.prxi.com.
     Premier Exhibitions, Inc. is a major provider of museum quality touring exhibitions throughout the world.
Forward-Looking Statements
     Certain of the statements contained in this press release contain forward-looking statements that involve a number of risks and uncertainties. Such forward-looking statements are within the meaning of that term in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Premier Exhibitions, Inc. has based these forward-looking statements on its current expectations and projections about future events, based on the information currently available to it. The forward-looking statements contained in this press release may also include statements relating to Premier Exhibitions’ anticipated financial performance, business prospects, new developments, strategies and similar matters. Certain of the factors described in Premier Exhibitions’ filings with the Securities and Exchange Commission, including the section of its Annual Report on Form 10-K for the year ended February 28, 2007 entitled “Risk Factors,” may affect Premier Exhibitions’ future results and cause those results to differ materially from those expressed in the forward-looking statements. Premier Exhibitions disclaims any obligation to update any of its forward-looking statements, except as may be required by law.
Presentation of Additional Information Regarding EBITDA and Free Cash Flow
     EBITDA. Premier Exhibitions’ EBITDA for the quarters ended August 31, 2006 and 2007 was $2.6 million and $8.6 million, respectively. Premier Exhibitions’ EBITDA for the six months ended August 31, 2006 and 2007 was $4.7 million and $14.3 million, respectively. EBITDA is defined as income from operations before other income and expenses, income taxes, interest and depreciation and amortization. EBITDA does not represent cash flows from operations as defined by GAAP, and should not be considered as either an alternative to net income as an indicator of Premier Exhibitions’ operating performance or as an alternative to cash flows as a measure of Premier Exhibitions’ liquidity. Nevertheless, Premier Exhibitions believes that providing non-GAAP information regarding EBITDA is important for investors and other readers of its financial statements, as it provides a measure of liquidity. In addition, EBITDA is commonly used as an analytical indicator within the entertainment and exhibitions industries. Because EBITDA is not a measurement determined in accordance with GAAP and is thus susceptible to varying calculations, EBITDA, as presented, may not be directly comparable to other similarly titled measures used by other companies. A table reconciling the non-GAAP information presented above to GAAP follows the financial statements included with this press release.
     Free Cash Flow. Premier Exhibitions’ Free Cash Flow for the quarters ended August 31, 2006 and 2007 was $950,000 and $5.1 million, respectively. Premier Exhibitions’ Free Cash Flow for the six months ended August 31, 2006 and 2007 was $1.3 million and $7.4 million, respectively. Free Cash Flow is defined as net income plus depreciation and amortization less capital expenditures. Free Cash Flow does not represent cash flows from operations as defined by GAAP, and should not be considered as either an alternative to net income as an indicator of Premier Exhibitions’ operating performance or as an alternative to cash flows as a measure of its liquidity. Nevertheless, Premier Exhibitions believes that providing non-GAAP information regarding Free Cash Flow is important for investors and other readers of its financial statements, as it provides a measure of liquidity. Because Free Cash Flow is not a measurement determined in accordance with GAAP and is thus susceptible to varying calculations, Free Cash Flow, as presented, may not be directly comparable to other similarly titled measures used by other companies. A table reconciling the non-GAAP information presented above to GAAP follows the financial statements included with this press release.

Investor Relations:
North Coast Advisors, Inc:
Craig T. Stewart
585-218-7371
cstewart@ncainc.com
Media Inquiries:
Premier Exhibitions, Inc.:
Katherine Morgenstern
404.842.2675
kmorgenstern@prxi.com

Premier Exhibitions, Inc. and Subsidiaries
Consolidated Statements of Operations
(unaudited)

	Three Months Ended August 31,		Six Months Ended August 31,
	2006	2007	2006	2007
Revenue:
Exhibition revenue	$5,887,000	$15,480,000	$11,347,000	$26,496,000
Merchandise and other	371,000	612,000	699,000	970,000
Sale of coal	20,000	30,000	56,000	62,000

Total revenue	6,278,000	16,122,000	12,102,000	27,528,000

Cost of revenue:
Exhibition costs	1,432,000	3,940,000	2,537,000	6,999,000
Cost of merchandise sold	19,000	98,000	75,000	199,000
Cost of coal sold	2,000	4,000	6,000	11,000

Total cost of revenue (exclusive of depreciation and amortization shown separately below)	1,453,000	4,042,000	2,618,000	7,209,000

Gross profit	4,825,000	12,080,000	9,484,000	20,319,000

Operating expenses:
General and administrative	2,260,000	3,442,000	4,458,000	5,977,000
Depreciation and amortization	365,000	567,000	712,000	1,055,000
Litigation settlement	—	—	350,000	—

Total operating expenses	2,625,000	4,009,000	5,520,000	7,032,000

Income from operations	2,200,000	8,071,000	3,964,000	13,287,000

Other income and expenses:
Interest income	20,000	248,000	52,000	447,000
Interest expense	(5,000)	—	(39,000)	—
Other income	—	—	11,000	10,000

Total other income and expenses	15,000	248,000	24,000	457,000

Income before provision for income taxes	2,215,000	8,319,000	3,988,000	13,744,000

Provision for income taxes	886,000	2,774,000	1,595,000	4,944,000

Net income	$1,329,000	$5,545,000	$2,393,000	$8,800,000

Net income per share:
Basic income per common share	$0.05	$0.19	$0.09	$0.30

Diluted income per common share	$0.04	$0.17	$0.08	$0.27

Shares used in basic per share calculations	27,372,761	29,792,671	26,857,721	29,528,177

Shares used in diluted per share calculations	31,155,333	33,474,800	30,352,591	33,134,080

Premier Exhibitions, Inc. and Subsidiaries
Consolidated Balance Sheets
(unaudited)

	February 28,	August 31,
	2007	2007
Assets

Current assets:
Cash and cash equivalents	$16,811,000	$24,534,000
Marketable securities	—	1,033,000
Accounts receivable, net of allowance for doubtful accounts of $252,000 and $223,000, respectively	3,050,000	5,903,000
Carpathia receivable, related party	2,500,000	2,500,000
Prepaid expenses and other current assets	2,309,000	2,645,000

Total current assets	24,670,000	36,615,000

Artifacts owned, at cost	3,091,000	3,089,000
Salvor’s lien	1,000	1,000
Property and equipment, net of accumulated depreciation of $3,141,000 and $3,797,000, respectively	3,620,000	5,415,000
Exhibition licenses, net of accumulated amortization of $1,407,000 and $1,806,000, respectively	3,266,000	5,137,000
Deferred income taxes	238,000	—

	$34,886,000	$50,257,000

Liabilities and Shareholders’ Equity

Current liabilities:
Accounts payable and accrued liabilities	1,450,000	1,432,000
Income taxes payable	—	3,194,000
Deferred revenue	536,000	—

Total current liabilities	1,986,000	4,626,000

Commitments and contingencies	—	—

Shareholders’ equity:
Common stock; $.0001 par value; authorized 40,000,000 shares;
issued and outstanding 29,004,318 and 30,009,168 shares at February 28, 2007 and August 31, 2007, respectively	3,000	3,000
Common stock payable	90,000	75,000
Additional paid-in capital	34,252,000	38,376,000
Retained earnings	(903,000)	7,897,000
Accumulated other comprehensive income (loss)	(129,000)	(266,000)
Less treasury stock, at cost; 56,641 and 58,945 shares at February 28, 2007 and August 31, 2007, respectively	(413,000)	(454,000)

Total shareholders’ equity	32,900,000	45,631,000

	$34,886,000	$50,257,000

Premier Exhibitions, Inc. and Subsidiaries
Consolidated Statements of Cash Flows
(unaudited)

	Six Months Ended August 31,
	2006	2007
Cash flows from operating activities:
Net income	$2,393,000	$8,800,000

Adjustments to reconcile net income to net cash provided (used) by operating activities:
Depreciation and amortization	712,000	1,055,000
Stock based compensation	679,000	917,000
Issuance of stock for services	191,000	—
Issuance of warrant for services	10,000	—
Provision for doubtful accounts	—	29,000
Excess tax benefit on the exercise of employee stock options	—	(1,105,000)
Changes in operating assets and liabilities:
(Increase) decrease in accounts receivable	(4,723,000)	(2,890,000)
(Increase) decrease in deferred income taxes	(387,000)	238,000
(Increase) decrease in prepaid expenses and other current asssets	(1,035,000)	(336,000)
(Increase) decrease in other assets	4,000	—
Increase (decrease) in deferred revenue	(125,000)	(536,000)
Increase (decrease) in accounts payable and accrued liabilities	729,000	(18,000)
Increase (decrease) in income taxes payable	—	4,322,000

Total adjustments	(3,945,000)	1,676,000

Net cash provided (used) by operating activities	(1,552,000)	10,476,000

Cash flows used by investing activities:
Purchases of property and equipment	(1,814,000)	(2,451,000)
Purchase of exhibition licenses	—	(2,020,000)
Purchase of subrogation rights	—	(250,000)
Net decrease (increase) in marketable securities	—	(23,000)
Purchase of certificate of deposit	—	(1,000,000)

Net cash used by investing activities	(1,814,000)	(5,744,000)

Cash flows from financing activities:
Proceeds from notes payable	342,000	—
Principal payments on notes payable	(1,434,000)	—
Proceeds from option and warrant exercises	1,188,000	2,032,000
Excess tax benefit on the exercise of employee stock options	1,982,000	1,105,000

Net cash provided by financing activities	2,078,000	3,137,000

Effects of exchange rate changes on cash and cash equivalents	110,000	(146,000)

Net increase (decrease) in cash and cash equivalents	(1,178,000)	7,723,000
Cash and cash equivalents at beginning of year	4,129,000	16,811,000

Cash and cash equivalents at end of year	$2,951,000	$24,534,000

Supplemental disclosure of cash flow information:
Cash paid during the period for interest	$15,000	$—

Supplemental disclosure of non-cash investing and financing activities:
Cashless exercise of stock options	$294,000	$(41,000)

Supplemental disclosure of non-cash investing and financing activities:
Unrealized (gain) loss on marketable securities	$—	$(10,000)

Premier Exhibitions, Inc. and Subsidiaries
Non-GAAP Supplementary Materials
ATTACHMENT I
EBITDA

	Three Months Ended August 31,		Six Months Ended August 31,
	2006	2007	2006	2007

Income from operations	$2,200,000	$8,071,000	$3,964,000	$13,287,000
Depreciation and amortization	365,000	567,000	712,000	1,055,000

EBITDA	$2,565,000	$8,638,000	$4,676,000	$14,342,000

Non-GAAP Measure:
EBITDA is defined as net income from continuing operations before interest and other income, income taxes, depreciation and amortization. EBITDA should not be considered as an alternative to net income, cash flows from operations or any other indicator of the Company’s performance or liquidity,
determined in accordance with GAAP.

FREE CASH FLOW

	Three Months Ended August 31,		Six Months Ended August 31,
	2006	2007	2006	2007

Net income	$1,329,000	$5,545,000	$2,393,000	$8,800,000
Depreciation and amortization	365,000	567,000	712,000	1,055,000
Capital Expenditures	(744,000)	(1,035,000)	(1,814,000)	(2,451,000)

Free Cash Flow	$950,000	$5,077,000	$1,291,000	$7,404,000

Non-GAAP Measure:
Free Cash Flow is defined as net income plus depreciation and amortization less cash used for capital expenditures. Free Cash Flow does not represent cash flows from operations as defined by GAAP, and should not be considered as either an alternative to net income, as an indicator of the Company’s operating performance or as an alternative to cash flows as a measure of the Company’s liquidity.